SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of report: June 2, 2005
                  (Date of earliest event report)

                        eCom eCom.com, Inc.
     -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

        Florida                            65-0538051
 --------------------------------     -------------------
 (State or other jurisdiction            (IRS Employer
  of incorporation)                   Identification No.)

                             000-23617
                       ---------------------
                       (Commission File No.)


              100 Village Square Crossing Suite 202
                    Palm Beach Gardens, FL 33410
                           561-207-6395
 --------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices)



 -------------------------------------------------------------
 (Former name or former address, if changed since last report)



                      Richard C. Turner
             100 Village Square Crossing Suite 202
                   Palm Beach Gardens, FL 33410
                          561-207-6395
   -----------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)












eCom eCom.com, Inc.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.           Other Events.

In accordance with the terms set forth in the May 27, 2005 eCom eCom.com, Inc. SEC 8K filing (SEC Accession No. 00010000459-05-000001) the common share certificates of the below listed spinoff companies were sent via United States Postal First Class Certified Mail (Return Receipt Requested) today,
June 2, 2005, to each of the below listed former subsidiary companies of eCom to all of the shareholders as of the record date of May 27, 2005.


Name of                                               SEC/EDGAR
Standard & Poor's
Company                                                 CIK No.
Cusip  No.

USA Performance Products, Inc.     CIK 0001321509       90341L 10 2
eSecureSoft, Company               CIK 0001321511       296423 10 6
USAS Digital, Inc.                 CIK 0001321508       90341K 10 4
Pro Card Corporation               CIK 0001321500       74270Q 10 0
AAB National Company               CIK 0001321506       000303 10 7
A Classifed Ad, Inc.               CIK 0001321499       00089Y 10 9
A Super Deal.com, Inc.             CIK 0001321507       00210R 10 6
Swap and Shop.net Company          CIK 0001321510       869894 10 5

For mail reference purposes, appended herewith, as Exhibit 99.1, is a schedule of each shareholder last name and the United States Postal Certified Mail Receipt Number of each shareholder for which one (1) certificate for each of the above referenced companies was mailed in one (1) United States
Postal Certified Mail envelope.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


eCom eCom.com, Inc.
(Registrant)


Date: June 2, 2005

 /s/ Richard C. Turner

Richard C. Turner
Chief Financial Officer


Investor Relations:
561-743-0377
jb@americancapitalholdings.com